EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
JK Acquisition Corp.
(A Development Stage Company)
Houston, Texas
     We have audited the accompanying balance sheets of JK Acquisition Corp. (a development stage company) as of April 17, 2006 and December 31, 2005, and the related statements of expenses, stockholders’ equity and cash flows for the period from January 1, 2006 to April 17, 2006 and the period from May 11, 2005 (inception) to December 31, 2005. These financial statements are the responsibility of JK Acquisition Corp.’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of JK Acquisition Corp. as of April 17, 2006 and December 31, 2005, and the results of its operations and its cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.
Malone & Bailey, PC
Houston, Texas
www.malone-bailey.com
April 21, 2006

JK ACQUISITION CORP.
(A Development Stage Company)
BALANCE SHEETS
As of April 17, 2006 and December 31, 2005

	April 17,	December 31,
	2006	2005
ASSETS
Cash	$703,748	$26,137
Money held in trust	76,532,404	—
Deferred offering costs	—	592,816

Total Assets	$77,236,152	$618,953

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	$253,346	$263,697
Advances payable	329,000	329,000

Total Liabilities	582,346	592,697

Common stock subject to redemption, 2,710,311 shares at redemption of $5.64	15,299,099	—

Stockholders’ equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—

Common stock, $0.0001 par value, 50,000,000 shares authorized, 13,806,356 and 2,958,333 shares issued and outstanding at April 17, 2006 and December 31, 2005, respectively	1,381	296
Paid-in capital	61,363,274	30,954
Deficit accumulated during the development stage	(9,948)	(4,994)

Total Stockholders’ Equity	61,354,707	26,256

Total Liabilities and Stockholders’ Equity	$77,236,152	$618,953

See summary of significant accounting policies and notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF EXPENSES
Period from January 1, 2006 to April 17, 2006 and
Period from May 11, 2005 (Inception) to December 31, 2005

	Period from	Period from
	January 1,	Inception to
	2006 to	December 31,
	April 17, 2006	2005
Operating Expenses:
General & administrative	$4,954	$4,994

Net Loss	$(4,954)	$(4,994)

Loss per share — basic and fully diluted	$(0.00)	$(0.00)

Weighted average number of common shares outstanding — basis and fully diluted	3,085,046	2,851,833

See summary of significant accounting policies and notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Period from January 1, 2006 to April 17, 2006 and
Period from May 11, 2005 (Inception) to December 31, 2005

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Stock issued for cash	2,958,333	$296	$30,954		$31,250
Net loss				$(4,994)	(4,994)

Balance at December 31, 2005	2,958,333	296	30,954	(4,994)	$26,256
Stock issued for cash, net of offering costs	10,848,023	1,085	61,332,220		61,333,305
Sale of underwriter option			100		100
Net loss				(4,954)	(4,954)

Balance at April 17, 2006	13,806,356	$1,381	$61,363,274	$(9,948)	$61,354,707

See summary of significant accounting policies and notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)
STATEMENTS OF CASH FLOWS
Period from January 1, 2006 to April 17, 2006 and
Period from May 11, 2005 (Inception) to December 31, 2005

	Period from	Period from
	January 1,	Inception to
	2006 to	December 31,
	April 17, 2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,954)	$(4,994)

Net cash used in operating activities	(4,954)	(4,994)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment to trust account	(76,532,404)	—

Net cash used in investing activities	(76,532,404)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Gross proceeds from public offering	79,350,000	—
Gross proceeds from private placement	2,000,004	—
Proceeds from sale of stock	—	31,250
Proceeds from sale of underwriter option	100	—
Proceeds from advances from stockholders	—	329,000
Cash paid for offering costs	(4,135,135)	(329,119)

Net cash provided by financing activities	77,214,969	31,131

Net change in cash	677,611	26,137
Cash at beginning of period	26,137	—

Cash at end of period	$703,748	$26,137

Supplemental disclosures:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—
Non-cash transactions — accrued offering costs	$139,191	$263,697
See summary of significant accounting policies and notes to financial statements.

JK ACQUISITION CORP.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Nature of business
     JK Acquisition Corp. (also hereinafter referred to as “JK Acquisition” or the “Company”) was incorporated in Delaware on May 11, 2005 for the purpose of acquiring an operating business.
Development stage company
     JK Acquisition Corp. has had no operations since inception and is a development stage company. All activity through April 17, 2006 relates to JK Acquisition’s formation, a private placement and initial public offering described below.
Use of Estimates
     In preparing financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenue and expenses in the income statement. Actual results could differ from those estimates.
Income taxes
     JK Acquisition recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. JK Acquisition provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.
Basic and diluted net loss per share
     The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding.
Recently issued accounting pronouncements
     JK Acquisition Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.
NOTE 2 — DEFERRED OFFERING COSTS
     Certain costs associated with the initial public offering were deferred until the offering was effective. The deferred offering costs were charged to equity against the proceeds raised. Deferred offering costs as of December 31, 2005 totaled $592,816.
NOTE 3 — ADVANCES FROM SHAREHOLDERS
     On May 18, 2005 and December 20, 2005, JK Acquisition Corp. received an aggregate of $329,000 as advances for expenses from two shareholders. These advances bear no interest and are to be repaid from the proceeds of the Company’s initial public offering.
NOTE 4 — EQUITY
     In May and July 2005, JK Acquisition issued 2,958,333 shares of common stocks for $31,250 in cash.
     On July 13, 2005, JK Acquisition increased the authorized common shares to 50,000,000 shares.

     On April 10, 2006, JK Acquisition declared a stock dividend of 0.1833332 shares for each share outstanding. After the stock dividend, there were 2,958,333 shares outstanding. All transactions and disclosures in the financial statements, related to the Company’s common stock, have been adjusted to reflect the results of the stock dividend.
     On April 10, 2006, JK Acquisition sold 333,334 shares of common stock to two existing shareholders for $2,000,004 in a private placement.
NOTE 5 —INITIAL PUBLIC OFFERING
     On April 17, 2006, JK Acquisition sold 13,225,000 units (including 1,725,000 units for the underwriters’ over-allotment) to the public at a price of $6.00 per unit. Each unit consists of one share of common stock and two redeemable common stock purchase warrants. Approximately, 90 days after the effective date or earlier, at the discretion of the underwriter, the warrants will separate from the units and begin to trade. JK Acquisition has recorded 2,710,311 of these units as common stock subject to redemption under the terms of the initial public offering. These units have a redemption value of $15,299,099.
     After separation, each warrant will entitle the holder to purchase one share of common stock at an exercise price of $5.00. The warrants have a life of four years after which they will expire. JK Acquisition has a right to call the warrants, provided the common stock has traded at a closing price of at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. If JK Acquisition calls the warrants, the holder will either have to redeem the warrants by purchasing the common stock from JK Acquisition for $5.00 or the warrants will expire.
     In connection with the initial public offering, the Company has committed to pay to the underwriters a fee equal to 5% of the gross offering proceeds upon the consummation of the initial public offering. The underwriters have agreed to defer approximately $1,305,000 attributable to their underwriting fees and expenses non-accountable expense allowance (equal to 2.25% of the gross proceeds of the offering) until the consummation of a business combination. Upon the consummation of a business combination, JK Acquisition will pay such deferred non-accountable expense allowance to the underwriters out of the proceeds of this offering held in trust.

NOTE 6 — STOCK OPTIONS
     JK Acquisition sold to Ferris Baker, Watts, Inc. for $100, an option to purchase up to a total of 700,000 units. This option was issued upon closing of the initial public offering. The units that would be issued upon exercise of this option are identical to those offered by this prospectus, except that each of the warrants underlying this option entitles the holder to purchase one share of our common stock at a price of $6.25. This Underwriter’s Purchase Option (“UPO”) is exercisable at $7.50 per unit at the latter of one year from the effective date, or the consummation of a business combination and may be exercised on a cashless basis. The UPO will have a life of four years from the effective date.
     The sale of the option was accounted for as an equity transaction. Accordingly, there is no net impact on JK Acquisition’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. JK Acquisition has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale was approximately $1,190,000, using an expected life of four years, volatility of 38.6% and a risk-free interest rate of 4.38%.
     The volatility calculation of 38.6% is based on a basket of companies with similar capitalization sizes that trade in the U.S. Because JK Acquisition does not have a trading history, JK Acquisition needed to estimate the potential volatility of its common stock price, which will depend on a number of factors which cannot be ascertained at this time. JK Acquisition’s management believes that this volatility is a reasonable benchmark to use in estimating the expected volatility for JK Acquisition’s common stock. Utilizing a higher volatility would have had the effect of increasing the implied value of the option.
NOTE 7 — INCOME TAXES
     JK Acquisition uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During the period from May 11, 2005 (inception) to December 31, 2005, JK Acquisition incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry forward has been fully reserved. The net operating loss carry forward is $9,948 and $4,994 at April 17, 2006 and December 31, 2005, respectively, and will expire in the year 2025.
     At April 17, 2006 and December 31, 2005, deferred tax assets consisted of the following:

		December 31,
	April 17, 2006	2005
Deferred tax assets
Net operating losses	$1,492	$750
Less: valuation allowance	(1,492)	(750)

Net deferred tax asset	$—	$—

NOTE 8 — RELATED PARTY TRANSACTION
     JK Acquisition has agreed to pay 4350 Management, LLC, a related party and privately-held company owned by JK Acquisition’s chief executive officer, an administrative fee of $7,500 per month for office space and administrative, technology and secretarial services from the effective date of the initial public offering through the acquisition date of a target business.